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                                  EXHIBIT 99.5
       SUMMARY DESCRIPTION OF CORUS BANKSHARES COMPENSATION FOR DIRECTORS

Corus Bankshares Director Compensation
Last Approved: February 15, 2005

Fees

                                                                  Audit                Compensation             Nominating
                                        Full Board              Committee               Committee                Committee
                                    -------------------  -----------------------   --------------------    -------------------
                                     Member    Chairman    Member      Chairman      Member    Chairman     Member    Chairman
                                    -------------------  -----------------------   --------------------    -------------------
Chairman Retainer Fee                          $      0               $   16,000               $  6,000               $      0
 (per annum)

'Regular' Board Meetings            $  7,500
(per meeting)

Normal Committee Meetings                                $    6,000                $    3,000              $  3,000
(per meeting)

'Special' Board/Committee Meetings  $  1,500             $    1,500                $    1,500              $  1,500
In-Person
(per hour)

'Special' Board/Committee Meetings  $  1,000             $    1,000                $    1,000              $  1,000
Telephonic
(per hour)

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